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                                                                    EXHIBIT 23.3

                   [LETTERHEAD OF BANNER & ALLEGRETTI, LTD.]

                                 July 7, 1995


        We hereby consent to the reference to us under the heading "Experts" in the Prospectus constituting a part of this Registration Statement. This consent may be incorporated into any registration statement of the Company relation to shares of Common Stock filed after the date hereof pursuant to rule 462(b) under the Securities Act of 1933, as amended.


                                                Very truly yours,

                                                /s/ John McDonnell

                                                Banner & Allegretti, LTD.